UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01 OTHER EVENTS

As previously disclosed by Federated Hermes, Inc. ("Federated Hermes") on Current Reports on Form 8-K dated December 15, 2021 and January 7, 2022, subject to certain approvals and contingencies, Federated Hermes intended to issue awards of restricted Class B common stock under its Stock Incentive Plan and UK Sub-Plan, as amended (collectively, the "Stock Incentive Plan"), and treasury Class B common stock, in exchange for the beneficial interests in shares of its London, England-based subsidiary, Hermes Fund Managers Limited ("HFML"). The exchange was effectuated through a tender offer. The tender offer commenced on February 7, 2022, and the tender offer period expired on March 11, 2022. The exchange pursuant to the tender offer was consummated on March 14, 2022. The beneficial interests in the shares of HFML were held by certain non-U.S. resident employees of HFML and a non-U.S. resident former employee of HFML pursuant to, and a non-U.S.-domiciled employee benefit trust created in connection with, the HFML Long-Term Incentive Plan ("LTIP") that was established when Federated Hermes acquired its majority interest in HFML in July 2018. On March 14, 2022, Federated Hermes granted 1,183,066 awards of restricted Federated Hermes Class B common stock pursuant to award agreements to the HFML employees under the Stock Incentive Plan in exchange for the HFML shares held by them. These shares of Federated Hermes Class B common stock were reserved for issuance under the Stock Incentive Plan, for which Federated Hermes filed a Form S-8 Registration Statement on January 10, 2022 (SEC File No. 333-262085). On March 14, 2022, Federated Hermes also issued another 318,807 shares of treasury Federated Hermes Class B common stock (not under the Stock Incentive Plan) to the former HFML employee subject to certain restrictions, and to the trustee of the employee benefit trust, in exchange for the HFML shares held by them. The shares are being held by the trustee of the employee benefit trust for use for future awards to HFML management and key employees. The shares issued to the former employee and the trustee of the employee benefit trust were issued in a non-public offering pursuant to Section 4(a)(2) of the Securities Act of 1933 given their limited number, sophistication and the amount of information regarding Federated Hermes that was provided to them. The vesting schedules and restrictions applicable to the restricted Federated Hermes Class B common stock are the same as, or similar to, those that were applicable under the LTIP. The value of the HFML shares received by Federated Hermes was $47.5 million, which was based on a December 31, 2021 valuation of HFML by an independent valuation company and an exchange ratio as of March 11, 2022 of $1.3036 per £1.0000. As a result of this exchange, HFML is now a 100% indirect, wholly-owned subsidiary of Federated Hermes.
As previously disclosed by Federated Hermes on a Current Report on Form 8-K dated January 27, 2022, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Federated Hermes has been monitoring the debt financing market. On or about March 17, 2022, Federated Hermes intends to enter into and receive funding under a Note Purchase Agreement pursuant to which Federated Hermes will issue senior unsecured notes ("Notes") in an aggregate amount of $350 million to a group of institutional investors. It is intended that the Notes will have a coupon rate of 3.29%, with semi-annual coupon payment dates beginning on September 17, 2022, and a final maturity of March 17, 2032. The $350 million principal amount of the Notes will be due upon final maturity. Citigroup Global Markets Inc. and PNC Capital Markets LLC will be the lead agents on the debt offering. Issuance of the Notes and receipt of the proceeds thereof are subject to various closing conditions. If such closing conditions are met, the Notes will be issued to a limited number of sophisticated institutional investors pursuant to a non-public offering pursuant to Section 4(a)(2) of the Securities Act of 1933. Federated Hermes will use any proceeds from the issuance of the Notes to supplement its cash flow from operations, to fund share repurchases and potential acquisitions, to pay down part of Federated Hermes' existing debt, and for other general corporate purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	March 14, 2022	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer